Exhibit 10.5

Trinity Industries, Inc. Deferred Compensation Trust

Table of Contents

Page

1.	Continuation of Trust 1

2.	Payments to Plan Participants and their Beneficiaries 3

3.	Trustee Responsibility Regarding Payments to Trust Beneficiary When
Company Is Insolvent                                     5

4.	Payments to the Company 6

5.	Investment Authority 6

6.	Disposition of Income 8

7.	Proxies 8

8.	Corporate Actions 9

9.	Class Action Litigation 9

10.	Records; Annual Account 11

11.	Responsibility of Trustee 11

12.	Indemnification 13

13.	Compensation and Expenses of the Trustee 14

14.	Resignation and Removal of Trustee 15

15.	Appointment of Successor 15

16.	Amendment or Termination 15

17.	Miscellaneous 16

EXHIBIT A	List of Plans Covered by this Agreement 21

EXHIBIT B	Secretary’s Certificate 17

EXHIBIT C	Benefit Payment Services to be Provided by the Trustee 18

EXHIBIT D	Information to be Provided for Benefit Payment Services 19

EXHIBIT E	Electronic Access 20

SCHEDULE 1	Scope of Services 22

TRUST FOR NON-QUALIFIED DEFERRED COMPENSATION BENEFIT PLANS OF

TRINITY INDUSTRIES, INC.

This Agreement (“Agreement”) effective as of the _____ day of _______________, 20__ by and between Trinity Industries, Inc. (“Company”) and JPMorgan Chase Bank, N.A. (“Trustee”);
RECITALS
(A)    The Company has adopted the nonqualified deferred compensation Plan(s) as listed in Exhibit A.
(B)    The Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);
(C)    The Company wishes to continue a trust (hereinafter called “Trust”) previously established and wishes to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);
(D)    The Company desires to appoint JPMorgan Chase Bank, N.A. as trustee of the Trust pursuant to resolutions of the Company’s governing body. The Company shall provide the Trustee with a certified copy of such resolutions substantially in the form annexed hereto as Exhibit B;
(E)    It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;
(F)    It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);
(G)    The Company and the Trustee desire to amend and restate the instrument governing the Trust in its entirety.
AGREEMENT
1.    Continuation of Trust
(a)    The Company and the Trustee hereby amend and restate the instrument governing the Trust and continue the Trust as the funding vehicle for the Plan, upon the terms and conditions set forth below. “Trust Fund” means all assets held by the Trustee in the Trust under the provisions of this Agreement at the time of reference.
(b)    The Trust hereby continued shall be irrevocable by the Company.
(c)    The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
(d)    The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of the Company’s Insolvency, as defined in Section 3(a) herein.
(e)    The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement; provided, however, that each 12-month period ending December 31, the Company shall contribute to the Trust an amount of cash or property at least equal in value to the total amount of deferrals and contributions credited to the Accounts of participants employed by the Company pursuant to the Supplemental Profit Sharing Plan during such 12-month period, and the Company shall contribute to the Trust each 12-month period ending December 31 an amount of cash or property at least equal in value to the total amount of deferrals credited to the Accounts of participants pursuant to the Director Plan during such 12-month period. In lieu of all or a portion of the contribution to the Trust required by this paragraph, the Company may make contributions in the form of premium payments on insurance policies that are assets of the Trust in such amount and in such manner as determined by the Company.
The Company may, in its sole discretion, but shall not be obligated to, make additional deposits of cash or other property acceptable to the Trustee in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee for purposes of funding the benefits of certain participants pursuant to any Plan other than the Supplemental Profit Sharing Plan or the Director Plan.
(g)    Upon a Change in Control, as defined in the Plans, the Company shall (i) as soon as possible, but in no event more than two business days following the date of such Change in Control, notify the Trustee in writing that a Change in Control has occurred, (ii) as soon as possible, but in no event more than two business days following the date of such Change in Control, make an irrevocable contribution to the Trust in an amount, as determined by an Independent Committee, as defined below, which when added to the total value of the assets under the Trust at such time equals 125% of the total amount credited to all Accounts under the Supplemental Profit Sharing Plan and the Director Plan as of the date on which the Change in Control occurred, and (ii) on and after the date of the Change in Control, make monthly contributions to the Trust in amounts sufficient, as determined by the Independent Committee, to maintain the total value of the assets at an amount equal to 125% of the total amount credited to all Accounts under the Supplemental Profit Sharing Plan and the Director Plan.
Notwithstanding the preceding provisions of this Section 1(g), such funding after a Change in Control shall be prohibited if the Change in Control occurs in connection with a change in the Company’s financial health, within the meaning of Internal Revenue Code Section 409A(b)(2).
(h)    Notwithstanding any provision of this Agreement to the contrary, the Company shall not contribute funds to the Trust during any “restricted period,” as defined in Internal Revenue Code Section 409A(b)(3)(B), in relation to a single-employer defined benefit pension plan sponsored by the Company or any affiliate in a “controlled group” with the Company under Internal Revenue Code Section 414(b) and (c).
(i)    Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel deposits to the Trust.
2.     Payments to Plan Participants and their Beneficiaries
(a)    The administrative committee appointed by the Company (“Plan Committee”) shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) or that provides other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule and will provide the services identified in Exhibit C (“Benefit Payment Services”). The Company shall provide the Trustee with written instructions as to the aggregate amount of any federal, state and local taxes that may be required to be withheld with respect to the payment of benefits from the Trust, and the Trustee shall remit such amounts to the Company for payment and reporting to the appropriate taxing authorities by the Company.
(b)    The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Plan Committee or such party as it shall designate under the Plan(s) (which party shall not be the Trustee), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).
(c)    The Company or the Plan Committee shall provide the Trustee with the data listed in Exhibit D in a format reasonably acceptable to the Trustee before the cut-off times specified in Exhibit D. The Company and the Plan Committee shall be solely responsible for the accuracy of the data provided to the Trustee.
(d)    The Plan Committee shall review promptly any reports relating to the Benefit Payment Services produced by the Trustee for accuracy and completeness and after such review, shall bear the responsibility for the contents of reports (including but not limited to past and future periodic payments to participants and their beneficiaries). The Company shall pay the Trustee a reasonable fee for correcting any report which is incorrect due to the Trustee being provided inaccurate information. The Trustee shall have no Liability, as hereinafter defined, to the Company, the Plan Committee, any participant or beneficiary, or governmental agency or entity, including, without limitation, for the collection of, or any claim, lawsuit, penalties, consequential damages or reimbursement to the Plan or participant(s) or beneficiary(ies) arising out of any past or future incorrect payments, or past or future overpayments made to a participant or beneficiary or erroneous information reports filed with any party or governmental agency or entity in the event that the Company or Plan Committee fails to notify the Trustee of any errors in any such reports within sixty (60) days after receipt thereof.

(e)    Subject to the provisions of Article 12, the Trustee’s Liability with respect to any one incident or any series of related incidents with respect to the Benefit Payment Services pursuant to this Section 2 shall be limited to an amount not in excess of one quarter of the annual fee paid for such Benefit Payment Services.
(f)    The Company may make payment of benefits directly to its Plan participants or their beneficiaries as they become due under the terms of the Plan(s), in lieu of payment from the Trust. In such event, the Company may direct the Trustee to reimburse the Company for its payment of Plan benefits or other expenses paid by the Company upon the Company’s written certification that it has made such payment and the amount to be reimbursed. The Trustee shall notify the Company where principal and earnings are not sufficient to comply with the Company’s specific payment instructions..
(g)    The Trustee shall have no duty to question the propriety of any direction of the Company to make payments, reimbursements or transfers, to account for funds retained in or disbursed from any accounts to which payments or transfers are made, to see to the application of payments, reimbursements or transfers, or to ascertain whether the Company’s directions to make payments, reimbursements or transfers comply with the terms of the Plan(s). The Trustee shall not incur any Liabilities hereunder and shall be fully protected by the Company against any Liabilities from its making payments, reimbursements or transfers pursuant to the Company’s direction or failure to make any payments, reimbursements or transfers in the absence of directions if the Trustee’s action or inaction, as the case may be, is not the result of the Trustee’s fraud, negligence, or willful misconduct.
(g)    Any provision of this Agreement to the contrary notwithstanding, upon and after a Change in Control, the Trustee shall make payments to Plan participants or their beneficiaries in accordance with the direction of the Independent Committee rather than the Plan Committee, regardless of whether the Trustee has received a Payment Schedule or any other form of direction from the Plan Committee to make such payments. In this case, the Trustee shall not make any payments until thereafter instructed by the Independent Committee.
3.    Appointment of Independent Committee.
(a)    Any provision of this Agreement to the contrary notwithstanding, upon a Change in Control, the Independent Committee shall:
(1)    determine the amount of the irrevocable contributions to be made pursuant to Section 1(g) hereof;
(2)    determine in accordance with the Plans the amounts payable with respect to each Plan participant (and his or her beneficiaries), the form in which such amounts are to be paid, and the time of commencement for payment of such amounts pursuant to Section 2(a) hereof;
(3)    determine the entitlement of Plan participants and beneficiaries to benefits under the terms of the Plans pursuant to Section 2(b) hereof;
(4)    direct the Trustee to make payments to Plan participants and their beneficiaries pursuant to Section 2 hereof; and
(5)    select a successor trustee for the Trust if the Trustee resigns or is removed on or after the date of a Change in Control pursuant to Section 12.(b).
4.     Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company Is Insolvent
(a)    The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(b)    At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
(1)    The Plan Committee and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Company’s participants or their beneficiaries.
(2)    Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether an Company is Insolvent. The Trustee may in all events rely on such evidence concerning the

Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency. The Trustee shall not be considered to have knowledge or received notice of an Company’s Insolvency unless and until the knowledge or notice is actually received by:
(i)    The individual, or his successor, last identified in writing by the Trustee as the proper party to receive notices; or
(ii)    The individuals held out to the Company as being responsible for the day to day administration of this Agreement; or
(iii)    The manager of the department in which the individuals described in Subsection (ii) above perform their duties with respect to this Agreement.
(3)    If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.
(4)    The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
(c)    Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
5.    Payments to the Company
To the extent that the Plan Committee at any time determines, based upon information provided to the Committee by the Trustee, that the value of the assets under the Trust exceeds 125% of the amounts credited to Plan Accounts for which the Company is liable as of the most recent valuation date plus any deferrals or contributions made since that date, upon the written direction of the Plan Committee, the Trustee shall pay such amounts as directed in writing to the Company upon receipt of written request therefor; provided, however, that no such payment of excess assets to the Company shall be directed on or after the date of a Change in Control without the written approval of two-thirds of the participants who maintain an Account pursuant to a Plan, as determined by the Independent Committee and confirmed by the Independent Committee in writing to the Trustee.
Except as provided in (i) Section 2(a) with respect to remittance to the Company of withheld taxes, (ii) Section 2(e) with respect to reimbursement to the Company of benefits paid directly to the Plan participant or his or her beneficiary and expenses paid by the Company, (iii) the above provisions of this Section 5 with respect to excess funding; and (iv) Section 17 with respect to amendment and termination the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s). The Trustee shall not be required to independently determine whether all benefit payments have been made to Plan participants and beneficiaries pursuant to the terms of the Plan(s) and may rely upon written notification to such effect as provided by the Company.
6.    Investment Authority
(a)    The Trustee shall have no discretion or authority with respect to the investment of Trust assets, but shall act solely as a directed Trustee, and shall invest and reinvest the principal and income of the Trust and keep the Trust invested in such investments as directed by the Company or one or more investment managers appointed by the Company in accordance with Section 6(b); provided, however, that on and after the date of a Change in Control, the Independent Committee, rather than the Company, shall have the sole authority to direct the Trustee with regard to the investment of Trust assets. The Trustee shall have no duty to question any action or direction or failure to give directions of the Company or any duly appointed investment manager as to the investment, reinvestment, management, disposition or distribution of Trust assets. To the extent necessary to carry out the directions of the Company or any duly appointed investment manager, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(1)    to invest any part or all of the Trust without distinction between principal and income and in such securities or any kind of property, real or personal, wherever situated, including, but not limited to, common or preferred stocks, warrants, rights, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended (including any such investment company or investment trust to which the Trustee or an affiliate provides services and/or from which it receives fees as investment advisor, custodian, transfer agent or sub-transfer agent, registrar, administrator or sub-administrator, or in any other capacity), exchange funds, real estate investment trusts, limited partnerships, venture capital funds, private equity investments, closely held companies, and corporate or government bonds, notes, debentures and other evidence of indebtedness or ownership.
(2)    to invest and reinvest or otherwise deposit the Trust assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by the Trustee and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution, including any such entity which now or in the future is an affiliate of the Trustee.
(3)    to retain in cash or cash equivalents so much of the Trust as may be required for liquidity needs of the Plan(s) and to deposit any such cash held in the Trust with any bank or savings institution, including its own banking department, without liability for interest on such cash deposits.
(4)    to exercise any exchange privileges, conversion privileges and conversion rights available under any security or other property held in the Trust; consent to or dissent from the reorganization, consolidation, merger or the readjustment of the finances of, or the sale, mortgage, pledge, or lease of the property of any entity that has issued any security held in the Trust; deposit any securities or other property held in the Trust with any protective, reorganization, or similar committee and delegate discretionary power to that committee; do any other act in connection with matters described in this Section, including exercising options, making agreements or subscriptions, or paying expenses, assessments, or subscriptions which the Trustee believes is necessary or advisable.
(5)    to vote any stock or other security and exercise any right appurtenant to any stock, security or other property held in the Trust, either in person or by general or limited proxy, power of attorney or other instrument.
(6)    to settle, compromise, or submit to arbitration any claims, debts or damages due to or owing from the Trust, commence and defend suits or legal proceedings and represent the Trust in all suits or legal proceedings, except that the Trustee may not exercise any of the powers referred to in this Subsection without the consent of the Company if the matter relates solely to the rights or status under the Plan(s) of a participant or beneficiary or any other person.
(7)    to manage, operate, repair, or improve and collect the income from any real or personal property held in the Trust.
(8)    to renew or extend, or participate in the renewal or extension of, any debt owing to the Trust and agree to a reduction in the rate of interest on any such debt or to any other modifications or changes to the terms of any mortgage or of any guarantee pertaining thereto; waive any default whether in the performance of any covenant or condition of any evidence of any debt or mortgage or in the performance of any guarantee or to enforce any rights available to the Trustee because of any default; exercise and enforce any and all rights of foreclosure, bid in property on foreclosure, take a deed in lieu of foreclosure, with or without consideration, and release the obligation on any note or other evidence of debt secured by that mortgage; and exercise and enforce in any action, suit or other proceeding at law and in equity any rights or remedies in respect to any such debt, mortgage or guarantee.
(9)    to hold securities in bulk or bearer form, or deposit them with any central depository authorized under applicable law, in its own name or in the name of a nominee without the addition of words indicating that the property is held in a fiduciary capacity.
(10)    to join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee.
(11)    to make, execute and deliver, as Trustee, with or without providing for no individual liability on behalf of the Trust, any and all conveyances, mortgages, contracts, waivers, releases, leases, assignments, powers of attorney or other written instruments considered necessary and appropriate in the administration of the Trust.
(12)    to lend securities to banks and broker-dealers approved by the Company, consistent with regulations issued by applicable regulatory authorities, and under the terms of a written agreement between the Company and the Trustee.
(13)    except as otherwise provided in this Agreement or under applicable law, execute all instruments, engage in all proceedings and exercise all rights, powers and privileges considered necessary and appropriate to discharge the purposes of this Agreement.

(b)    The Company may appoint one or more investment managers (“Investment Managers”), pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust. The Company shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder in the form as provided by the Trustee and of the termination of any such appointment and shall cause each Investment Manager to provide the Trustee with written certification of its capacity in the form as provided by the Trustee. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager’s continuing satisfaction of the requirements set forth above until it receives written notice from the Company to the contrary.
(c)    Any instructions received from the Company or an Investment Manager under this Section will remain in effect and will be binding until they are revoked or amended in writing or otherwise in accordance with the Trustee’s prescribed procedures and delivered to the Trustee. The Trustee is not responsible for the propriety of any directed investment, will not be required to consult with or advise the Company or Investment Manager regarding the investment quality of any directed investment, and shall have no obligation to review or make recommendations with respect to any investment made at the direction of the Company or Investment Manager. The Trustee will retain custody of any securities or other property acquired as a result of any investment directions received from the Company or Investment Manager until the Company or Investment Manager, as the case may be, directs the Trustee, in writing or otherwise in accordance with prescribed procedures, to dispose of them.
(d)    The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.
The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets acceptable to the Trustee of equal fair market value for any asset held by the Trust; provided, however, that on and after the date of a Change in Control, any assets transferred to the Trust in substitution for assets held by the Trust must consist of cash or marketable securities acceptable to the Independent Committee and the fair market value of the respective assets shall be determined by the Trustee. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.
7.    Disposition of Income
During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
8.    Proxies
(a)    The Trustee will monitor information distributed to holders of securities or other property about upcoming shareholder meetings, promptly notify the applicable Investment Manager (or the Company in the case of a Company directed account) of such information and, subject to Section 7(c), act in accordance with the instructions of the Investment Manager (or the Company, as the case may be) in relation to such meetings (the “Proxy Voting Service”).
(b)    The Proxy Voting Service is available only in certain markets, details of which are available from the Trustee on request. Provision of the Proxy Voting Service is conditional upon receipt by the Trustee of any additional documentation that may be required for certain markets.
(c)    The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by the Trustee on a case by case basis.
(d)    The Company acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)    the securities or other property being on loan or out for registration;
(ii)    the pendency of conversion or another Corporate Action (as hereinafter defined);
(iii)    the securities or other property being held in a margin or collateral account at the Trustee or another bank or broker, or otherwise in a manner which affects voting;
(iv)    local market regulations or practices, or restrictions by the issuer; and
(v)    the Trustee being required to vote all shares held for a particular issue for all of the Trustee’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, the Trustee will notify the applicable Investment Manager (or the Company in the case of a Company directed account).
9.    Corporate Actions
“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matters with respect to any securities or other property that requires discretionary action by the Trust Fund, but does not include rights with respect to class action litigation or proxy voting.
(a)    The Trustee will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. The Trustee also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. The Trustee will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the applicable Investment Manager (or the Company in the case of a Company directed account). The Trustee does not commit, however, to provide information concerning Corporate Actions relating to securities or other property being held at the applicable Investment Manager’s (or the Company’s, as the case may be) request in a name not subject to the control of the Trustee.
(b)    The Trustee will act in accordance with the instructions of the Investment Manager (or the Company, as the case may be) in relation to such Corporate Actions. If the Investment Manager (or the Company, as the case may be) fails to provide the Trustee with timely instructions with respect to any Corporate Action, neither the Trustee nor its nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by the Trustee and the applicable Investment Manager (or the Company, as the case may be) or as may be set forth by the Trustee as a default action in the notification it provides under Section 8(a) with respect to that Corporate Action.
(c)    In the event that, as a result of holding of securities or other property in an omnibus account, the Trust receives fractional interests in securities or other property arising out of a Corporate Action or class action litigation, the Trustee is directed to credit the Trust Fund with the amount of cash the Trust Fund would have received had the securities or other property not been held in an omnibus account, and the Trust Fund shall relinquish to the Trustee its interest in such fractional interests. If some, but not all, of an outstanding class of securities or other property is called for redemption, the Trustee may allot the amount redeemed among the respective beneficial holders of such class of securities or other property on a pro rata basis or in a similar manner the Trustee deems to be fair and equitable.
10.    Class Action Litigation
(a)    (i)    Any notices received by the Trustee’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying securities or other property will be promptly notified to the Company if the Trustee, using reasonable care and diligence in the circumstances, identifies that the Trust Fund was a shareholder and held the relevant securities or other property in the Trust Fund with the Trustee at the relevant time. The services set forth in this Section 9 are available only in certain markets, details of which are available from the Trustee on request.
(ii)    Except as otherwise provided in this Section 9, the Trustee will provide the following administrative services with respect to notifications of securities class actions that the Trustee may receive from time to time with regard to the Trust Fund’s accounts:
(A)    preparing and submitting claims and supporting documentation on the Trust’s behalf in respect of securities class action notifications relating to the securities held in the Trust Fund’s Accounts during the relevant class period;
(B)    responding to inquiries from claims administrators arising from the Trust’s participation in securities class actions and making changes to the filings of claim forms as needed to address such inquiries. Where additional information is required to make such changes, the Trustee will promptly contact the Company;
(C)    communicating with claims administrators from time to time, in the Trustee’s discretion, with regard to the status of the Trust Fund’s claims; and
(D)    crediting the Trust Fund upon receipt of claim proceeds from the claims administrator.
(ii)    Schedule 1 lists those markets, types of securities class actions and limitations, if any, under which the Trustee provides the class action services under this Section 9. The Trustee may from time to time, in the Trustee’s discretion, modify such Schedule upon notice to the Company.
(iv)    Except as otherwise expressly agreed by the parties, the services shall only be provided in respect of securities class action notifications listed on Schedule 1.

(v)    When the Trustee completes and files claim forms or other documentation on the Trust Fund’s behalf, the Trustee shall be acting solely in a clerical capacity as the Company’s agent and shall not be a fiduciary to the Plan with respect to the performance of the services in the Section 9, even though, in its capacity as trustee, it may act separately as a fiduciary. The Trustee is not making any representation or warranty as to the advisability of the Trust participating in the securities class action; the Trustee is not representing any view of the Trustee in relation to the securities class action; and the Trustee is not making any representation or warranty as to the likely outcome of any class action, participation in which is wholly at the Company’s request and for the Trust Fund’s risk.
(vi)    The Trustee will not file claims in respect of the Trust Fund’s securities transactions whilst such securities were held at other trustees or custodians or in a name that was not under the control of the Trustee during the relevant class period unless otherwise agreed in writing. If the Company so requests the Trustee to include such transactions, the Company represents that such information provided to the Trustee is true, correct and complete and agrees to indemnify and hold the Trustee harmless from any and all liabilities that may result from such transactions.
(vii)    The Trustee shall not be obliged to file a claim or take any action in any securities action where the Trustee reasonably determine such securities class action proceeding does not conform with the standards or market practices prevailing in the relevant market.
(viii)    The Trustee shall not be obliged to file a claim or take any action in any securities class action where such securities class action would require the Trustee to file a claim in its own name due to applicable law, regulation or market practice in the relevant market. The Trustee will promptly inform the Company in writing each time such a situation arises.
(b)    (i)    When the Trustee has received in accordance with market practice a securities class action notification, the Trustee shall, as contemplated by this Agreement, research records of accounts to identify the Trust’s interest, if any, with respect to any such securities class action notification and shall notify the Committee of the same by posting such notice on the Trustee’s website.
(ii)    The Company shall instruct the Trustee prior to its standard cut-off time whether the Committee disagrees with any of the information provided by the Trustee under Clause 2(a) or if the Company does not wish the Trustee to proceed with filing a claim on the Trust’s behalf, as applicable in such market.
(iii)    Except with respect to securities issued by the Company, unless the Trustee has received Instructions not to file a claim on the Trust’s behalf at its central securities class actions department by the cut-off time, the Trustee shall, to the extent applicable in such market, be under standing instructions to complete and file the required claim forms for the particular securities class action with the claims administrator. The Trustee will not file claims in respect of securities issued by the Company but will assist the Company in completing any documentation reasonably necessary for the Company to file such claim.
(iv)    The Trustee shall present with the claim any supporting information that the Trustee has in its possession and that is required as part of the filing as set out in the securities class action notification. The Trustee shall be authorized to disclose such information regarding the Trust Fund as may be reasonably required to complete and file claims on the Trust’s behalf.
(c)    (i)    The Company will provide the Trustee with such information and documentation as the Trustee may reasonably require in connection with the services under this Section 9.
(ii)    The Company acknowledges that in relation to any securities class action it is important that only one claim is filed on the Trust’s behalf in respect of a custodial holding or securities transaction. If, in the same securities class action, multiple claims are submitted on the Trust’s behalf for the same custodial holding, then all such claims might be rejected by the claims administrator. Therefore, where a claim is to be submitted by the Trustee as set out in a notification, as provided by this authorization, no other party should submit a claim on the Trust’s behalf for the same custodial holding or securities transaction in the same securities class action and the Trustee shall have no duty to check whether any other claims have been filed by any third party on the Trust’s behalf in the same securities class action. Subject to Subsection (d) the Trustee will have no responsibility in the event that a claim is rejected on the basis that a duplicate claim has been filed by the Company or another party.
(iii)    Should the Company engage a third party to make a claim on the Trust’s behalf in respect of a custodial holding or securities transaction with the Trustee, the Company shall be responsible for instructing the Trustee not to file a claim on the Trust’s behalf by the deadline referred to in the relevant notification.
(d)    In the event that the Trustee is notified by the claims administrator that it has rejected a claim, the Trustee will use reasonable endeavors to contact the Company and discuss, in good faith, how to cure the rejected claim, if possible.

(e)    The Company agrees that the Trustee’s annual aggregate liability with respect to losses arising out of the Additional Services provided under this Schedule (whether for breach of contract, tort, or otherwise, but excluding losses caused by fraud, negligence, or willful misconduct on the part of the Trustee) that may be incurred during any calendar year shall not exceed USD 100,000 and that this shall be the Company’s and the Trust’s exclusive remedy. No action, regardless of form, arising out of or pertaining to the Additional Services may be brought more than six years after the cause of action has accrued.
11.    Records; Annual Account
The Trustee shall maintain appropriate records pertaining to administration of the Trust and the Trust Fund and any other records that the Company requests and which the Trustee agrees to maintain. At any time during the Trustee’s normal business hours, the Company or any person designated by the Company may audit and inspect the accounts, books and records of the Trustee maintained in connection with the Trust Fund. Within 90 days following the close of each fiscal year of the Trust and within 90 days following the effective date of the removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Company a written accounting of all Trust Fund transactions since the most recent report was filed. The Company may approve this accounting by giving written notice of approval to the Trustee. The Company will be deemed to have approved any accounting to which it has not objected by giving the Trustee written notice of its objection within 60 days after receiving the accounting. If the Company approves the accounting in writing (or fails to object, in writing, within 60 days after receiving the accounting), the Trustee shall be released and discharged as to all items, matters and things included in that accounting (except as to any item, matter or thing that (i) is attributable to the Trustee's fraud, gross negligence, criminal violation, or willful misconduct, or (ii) could not have been discovered by a reasonably diligent review of the accounting). The Trustee also may have its accounts settled by judicial proceedings. In such event, only the Trustee and the Company shall be necessary parties although the Trustee, in its discretion, may join as defendants any other person or persons who may have or claim an interest in the Trust Fund. Except as otherwise provided by applicable law, only the Company may require the Trustee to prepare an accounting under this Section or may institute an action or proceeding against the Trustee with respect to any accounting delivered under this Section.
12.    Responsibility of Trustee
(a)    The Trustee shall perform those duties under this Agreement that constitute it as a fiduciary under ERISA in accordance with the standard of care set forth in Section 404(a) of ERISA; the Trustee shall exercise reasonable care with respect to its remaining duties and obligations under this Agreement.
(b)    The Trustee shall not be required to defend any suit or other action against the Trust Fund unless it holds assets in the Trust Fund sufficient for, or has been indemnified to its satisfaction for, its reasonable counsel fees, costs, disbursements and all other reasonable associated expenses and liabilities to which it may, in its judgment, be subjected on account of that suit or other action. The Trustee may seek reimbursement for such expenses from the Company as described in Section 13(a) or may apply any asset of the Trust Fund to meet those expenses and liabilities.
(c)    The Trustee has the right, but not the obligation, to consult with counsel of its own choosing, who also may be counsel for the Trustee or the Company, and to act or decline to act in accordance with such counsel’s advice. The Trustee may also act or decline to act in accordance with the opinion or determination of the Company’s auditor with respect to matters within the authority of the auditor. To the extent permitted by law, the Trustee shall have no Liability in any respect for any action taken, suffered or omitted in good faith by the Trustee either in accordance with the advice of counsel chosen by the Trustee, or in accordance with any opinion of counsel to the Company addressed and delivered to the Trustee, or in accordance with the opinion or determination of the Company’s auditor provided that the Trustee reasonably took or omitted to take action pursuant to such advice.
(d)    The Trustee may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, Corporate Actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities or other property). Provided that the Trustee satisfies the applicable standard of care under Section 11(a) of this Agreement in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.
(e)    The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee shall not be liable for any acts or omissions of any such person provided that the Trustee selects and supervises that person in accordance with the standard of care set forth in Section 11(a) of this Agreement.
(f)    Subject to the terms of this Agreement, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if the Trustee agrees to hold an insurance policy as an asset of the Trust, the Trustee shall have no responsibility to review the policy or the creditworthiness of the issuer thereof at any time or from time to time or to determine the amount of premium to be paid, and no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. The Company may make premium payments directly to the insurance carrier with respect to any insurance policy held as an asset of the Trust.
(g)    Each direction, notice, request, or approval by the Company (whether or not certified to the Trustee in writing) shall constitute a certification by the Company to the Trustee that such direction conforms with the Plan(s) and applicable law.
(h)    The Trustee shall not be under any duty to require payment of any contributions to the Trust, or to see that any payment made to it is computed in accordance with the provisions of the Plan(s), or otherwise be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan(s).
(i)    Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
(j)    Unless otherwise specifically required by this Agreement, directives, instructions and other communications under this Agreement or relating to the Trust Fund (including, without limitation, instructions regarding the investments of the Trust Fund and directions to make benefit payments and other disbursements) must be provided in writing or by telex, fax or facsimile transmission, bank wire or other teleprocess or electronic or trade information system acceptable to the Trustee.
(k)    “Security Procedure” means security procedures to be followed by the Company upon the issuance of an instruction and/or by the Trustee upon the receipt of an instruction, so as to enable the Trustee to verify that such instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by the Trustee from time to time upon notice to the Company. The Company acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Trust through any third party utility agreed upon by the parties as being a method for providing instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized instruction.
(l)    The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement or subsequently agreed upon by the parties in writing, notwithstanding any reference herein to the Plan(s), or to the provisions thereof, it being expressly agreed that the Trustee is not a party to the Plan(s). The Trustee has no responsibility for the application of the terms or administration of the Plan(s), including, without limitation, the determination of matters relating to the eligibility of any employee to become a participant or remain a participant, the amount of benefit which a participant or beneficiary is entitled to receive, whether a distribution to a participant or beneficiary is appropriate, or the size and type of any insurance policy to be purchased from any insurer for any participant; the Company has these responsibilities under the Plan(s).
13.    Indemnification
(a)    The Company shall indemnify and hold harmless the Trustee, its affiliates, and their respective nominees, directors, officers, employees and agents (each an “Indemnified Person”) from and against any and all Liability to which any Indemnified Person may be subjected as a result of this Agreement or the Trustee’s performance of services hereunder, including, but not limited to, any Liability arising from (i) any action or failure to act resulting from compliance with proper instructions of the Company or any other person authorized by the Company to give directions to the Trustee, or (ii) by reason of any breach of any statutory or other duty owed to the Plan(s) or Plan participants by the Company, or any of its officers, directors, employees, or agents; provided that the Trustee does not participate knowing in, or knowingly undertake to conceal, any act or omission of any such person acting as a fiduciary to the Plan(s), knowing such act or omission to be a breach of fiduciary responsibility by such person.
(b)    The Trustee, its affiliates, and their officers, agents and employees may bring action against the Company to contribute to the satisfaction of any Liability to the extent that the Liability (i) is not subject to indemnification under Subsection (a);and (ii) is caused by the culpable conduct of the Company or any of its affiliates or agents, including but not limited to, any Investment Manager.

(c)    The Trustee will be liable for the Trust’s or the Company’s direct damages to the extent they result from the Trustee’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances will the Trustee be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, the Trustee’s performance under this Agreement, or the Trustee’s role as trustee. In addition, the Trustee shall reimburse the Company and the Committee (collectively, the “Company Indemnitees”) for any other Liability payable by the Company Indemnitees to a third party to the extent such Liability is determined by a final, unappealable judgment of a court of competent jurisdiction to be attributable to the Trustee’s negligence, fraud, or willful misconduct, provided, however, that the Trustee shall not be obligated to reimburse any Company Indemnitee for Liability that constitute consequential, special or incidental damages of any party and provided further that the Company Indemnitees have taken reasonable steps to mitigate damages.
(d)    The foregoing rights of indemnification and contribution shall not supersede any common law or equitable rights or remedies which may be available.
(e)    For purposes of this Agreement, “Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on the Trustee’s income) or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).
(f)    The provisions of this Section 13 shall survive the termination of this Agreement.
14.    Compensation and Expenses of the Trustee
(a)    The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee. Such compensation and all reasonable and proper expenses of administration of the Trust, (including, without limitation, counsel fees and legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents) shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company, but such compensation and expenses shall be paid by the Company if the same cannot by operation of law be withdrawn from the Trust Fund. All payments under this Article 13 may be made from the Trust Fund without approval of or instructions from the Company in the event that the Company have not paid the same or notified Trustee in writing of their intent to pay by the billing period subsequent to the charge. If the Company disputes an invoice it shall nevertheless pay, or allow the Trustee to deduct on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. The Trustee shall be entitled, as an additional part of its compensation under this Agreement, to the earnings derived from use of funds (“float”) that may be held (i) as uninvested trust cash, (ii) with respect to failed securities transactions or (iii) in demand deposit or other non-interest bearing accounts established for the payment of benefits or Plan disbursements or that are otherwise maintained for similar purposes in administering the Trust Fund. The float period for (i) disbursements commences one to five business days after a check for the payment of such benefits or Plan disbursements is mailed and ends on the date the check is presented to the Trustee for payment; (ii) failed securities transactions commences on the contractual settlement date and ends on the date the transaction is settled or cancelled at the direction of the Investment Manager (or the Company in the case of a Company directed Account, as applicable); and (iii) uninvested cash commences when such cash is received and ends on the date such cash is invested pursuant to instructions. Float is generally earned at the federal funds rate.
(b)    The Trustee is authorized to advance cash or securities to effect the orderly processing and settlement of securities and other financial market transactions and the distribution of funds from the Trust in accordance with the Trustee’s established settlement policies and procedures for overdraft protection services. The Trustee shall be entitled to immediate repayment of any such advanced funds plus the Trustee’s customary overdraft charges and shall bear interest at the applicable rate charged by the Trustee from time to time, which, as of the date of this Agreement, is the Federal Funds rate plus two hundred basis points, for such overdrafts, from the date of such advance to the date of payment. Whenever such an advance is made, the Trustee shall have a security interest in and a lien on the securities or other property to the extent and for the duration of such advance until repaid and all the rights of a secured party under the New York Uniform Commercial Code.  Except with respect to real estate and deferred capital contributions to investments in alternative assets, securities or other property shall not be subject to any encumbrance or security interest that has priority over the security interest, lien and rights of set off granted to the Trustee under this Agreement over securities or other property, to secure fees and charges in the ordinary course of business (including costs of purchases of securities or other property) or returned items and charge backs in the ordinary course of business.  The Company undertakes that it will not create or permit to subsist any such encumbrance or security interest to the extent provided in this Subsection (b) over such securities or other property. The Trust shall be deemed to be in default with respect to any such overdraft upon the occurrence of any event with respect to the Company of the type specified in section 365(e)(1) of the U. S. Bankruptcy Code, as amended from time to time.

(c)    Without prejudice to the Trustee’s rights under Applicable Law, the Trustee may set off against any indebtedness any amount standing to the credit of any of the Company’s or Trust Fund’s accounts (whether deposit or otherwise) with any Trustee branch or office or with any Affiliate of the Trustee.  For this purpose, the Trustee shall be entitled to accelerate the maturity of any fixed term deposits.
15.    Resignation and Removal of Trustee
(a)    The Trustee may resign at any time by giving written notice to the Company at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period.
(b)    The Company may remove the Trustee at any time by giving written notice to the Trustee at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period.
(c)    Upon resignation or removal of the Trustee and appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver all assets to the successor Trustee after reserving such reasonable amount as it shall deem necessary to provide for any expenses and payments then chargeable against the Trust Fund for which the Trust Fund may be liable, or for payment of the retiring Trustee’s fees and expenses in connection with the settlement of its account or otherwise. If the assets so withheld shall be insufficient or excessive for such purposes, the retiring Trustee shall be entitled to reimbursement for any deficiency out of the Trust Fund from the successor Trustee, or shall deliver the excess to the successor Trustee, as the case may be.
(d)    If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 15 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
16.    Appointment of Successor
(a)    If the Trustee resigns or is removed in accordance with Section 14(a) or (b) hereof, the Company may appoint as successor any third party, such as a bank trust department or other party that may be granted corporate trustee powers; provided, however, that if the Trustee resigns or is removed on or after the date of a Change in Control, the Independent Committee shall select a successor trustee in accordance with this Section 16. The appointment of a successor shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.
(b)    The successor trustee need not examine the records and acts of any prior trustee, and may retain or dispose of existing Trust assets, subject to Sections 10 and 11 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event or any condition existing at the time it becomes successor trustee.
(c)    Any corporation into which the Trustee or any successor corporate trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall thereupon become and be the trustee of the Trust with the same effect as though specifically so named and without the filing of any instrument or performance of any further act.
17.    Amendment or Termination
(a)    This Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, (i) no such amendment shall make the Trust revocable, and (ii) this Trust Agreement may not be amended on or after the date of a Change in Control without the written consent of a majority of the participants in the Plans.
(b)    The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

Upon written approval of all of the participants (including any beneficiaries of deceased participants entitled to payment of benefits pursuant to the terms of the Plans) (as determined solely by the Company), the Company may notify the Trustee of such written approval and direct the Trustee to terminate this Trust prior to the time all benefit payments under the Plans have been made. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.
18.    Miscellaneous
(a)    Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
(b)    Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
(c)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Company may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Company shall not claim, and it hereby irrevocably waives, such immunity.
(d)    The Company shall certify to the Trustee the names and specimen signatures of those persons entitled to act on behalf of the Company or any affiliate of the Company who adopts the Plan pursuant to subsection (i) below (an “Employer”) (in the form as provided by the Trustee) (“Authorized Persons”). Such certificates will be conclusive proof of the authority of those named until the Trustee is provided with a subsequent certificate stating that such authority is withdrawn. The Trustee may rely upon any instrument, certificate or document it reasonably believes to be genuine and to have been signed or presented by an authorized person. The Trustee shall not be required to inquire into or to determine the validity of the Plan(s), this Agreement or any other document, instruction or authorization which it believes to be genuine, or their proper execution or adoption by the Company.
(e)    The Company, or its designated agent, are responsible for the timely and accurate provision of any necessary information to the Trustee to enable the Trustee to perform its duties hereunder, including, but not limited to information relating to distributions to participants. The Trustee shall not be responsible for the completeness and accuracy of the material and information provided to it under this Agreement.
(f)    The terms and conditions, procedures, and rights and obligations of the parties with respect to the Trustee’s provision of record keeping, funds transfer, depository, banking, and other services for or on behalf of the Plan(s) or Trust may from time to time be described in and/or subject to separate written procedures, agreements, user guides, service terms or other instruments (“Services Documents”), which are hereby incorporated by reference and made a part hereof. In the event of a conflict between this Agreement and any Services Documents, the provisions of the Services Documents shall control with respect to the subject matter thereof, subject at all times to the provisions of applicable law.
(g)    The Trustee will maintain and update from time to time and implement, when necessary, business continuation and disaster recovery procedures with respect to its directed trustee business that it determines from time to time meet reasonable commercial standards. The Trustee will have no liability, however, for any damage, loss, expense or liability of any nature that any Person may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of the Trustee or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the Trustee’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of the Trustee (including without limitation, the non-availability of appropriate foreign exchange).

(h)    In the event that a dispute arises between a Plan participant or beneficiary and the participant’s Employer, the Company or the Trustee with respect to the payment of amounts from the Trust and the participant or beneficiary is successful in pursuing a benefit to which he or she is entitled under the terms of the Plans and this Trust against the participant’s Employer, the Company, the Trustee or any other party in the course of litigation or otherwise and incurs attorneys’ fees, expenses and costs in connection therewith, the participant’s Employer shall reimburse the participant or beneficiary for the full amount of any such attorneys’ fees, expenses and costs.
(i)    Upon the written consent of the Company delivered to the Trustee, any other affiliate of the Company that adopts the Supplemental Profit Sharing Plan may become a party to this Trust by delivering to the Trustee a certified copy of a resolution of its board of directors or other governing authority adopting this Trust. For purposes of this Trust, any such affiliate that adopts this Trust with the written consent of the Company shall be an Employer hereunder.
(j)    Only the Company and the Trustee are necessary parties to any action arising under or in connection with this Agreement and notice of any action need not be given to any participant, beneficiary or other person claiming an interest in the Trust Fund. However, the Trustee or the Company may join as a defendant any participant, beneficiary or other person claiming an interest in the Trust Fund. Any judgment entered or settlement reached on any matter affecting the Trust Fund will be conclusive upon all persons claiming an interest in the Trust Fund, whether or not they were notified of or joined as a party to the action.
(k)    With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of securities, Trustee is instructed not to disclose the name, address or security positions of the Trust in response to shareholder communications requests regarding the Account.
(l)    If the Company has agreed to access information concerning the Trust Fund through the Trustee’s Internet site, the Trustee may make any notifications required under this Agreement, other than notifications pursuant to Section 14, by posting it on the Internet site. Any notices given under Section 14 of this Agreement shall be sent or served by registered mail, nationally recognized delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the signature page of this Agreement, unless notice of a new address is given to the other party in writing. Each party to this Agreement shall notify all other parties of any change in its address in the manner provided in this Section.
(m)    Access by the Company and any Investment Manager to certain applications or products of the Trustee via the Trustee’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Exhibit E.
(n)    Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Trustee to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Company acknowledges that Section 326 of the USA PATRIOT Act and the Trustee’s identity verification procedures require the Trustee to obtain information which may be used to confirm the Company's identity including without limitation the Company's name, address and organizational documents (“identifying information”). The Company may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. The Company agrees to provide the Trustee with and consents to the Trustee obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by the Trustee.

IN CONSIDERATION OF THE FOREGOING, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

Trinity Industries, Inc.		JPMorgan Chase Bank, N.A.

By:	/s/ S. Theis Rice	By:	/s/ Kristin Brown

Name:	S. Theis Rice	Name:	Kristin Brown
	Senior Vice President, Human Resources and Chief Legal		Vice President, Relationship
Title:	Officer	Title:	Management

Address:	2525 Stemmons Freeway	Address:
Dallas, TX 75207

Company Tax Identification Number:

EXHIBITS AND SCHEDULES

EXHIBIT A	List of Plans Covered by this Agreement

The following plans are each a “Plan” for purposes of this Agreement.

Trinity Industries, Inc. Deferred Compensation Trust

EXHIBIT B	Secretary’s Certificate
[COMPANY]

Secretary’s Certificate

The undersigned does hereby certify that he/she is the duly elected and qualified Secretary of [Company] (the “Company”).
I further certify that the following is a true copy of resolutions duly adopted by the governing body (“Board”) of the Company:
WHEREAS, the Company sponsors one or more non-qualified deferred compensation plans and desire to establish a trust (the “Trust”); and
WHEREAS, the Company desires to appoint a trustee for the Trust, and in connection therewith to enter into a trust agreement; and
WHEREAS, the Board has reviewed a form of trust agreement (together with the exhibits, schedules and ancillary documents) provided by JPMorgan Chase Bank, N.A. (“J.P. Morgan”) for use in connection with the opening of one or more trust accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of trust agreement had been reviewed by an officer of the Company, and the indemnities given to J.P. Morgan in the trust agreement were noted. The Board considered the form of the trust agreement.
NOW, THEREFORE, IT IS RESOLVED that the Board hereby approves the Company’s amendment and restatement of the provisions of the Trust in the form of trust agreement (together with the exhibits, schedules and ancillary documents) completed in the manner and form presented to the Board.
FURTHER RESOLVED, that J.P. Morgan is appointed as trustee of the Trust effective upon the delivery of the assets of the Trust to J.P. Morgan.
I further certify that the individuals whose names, titles and specimen signatures appear below are duly elected, qualified and acting officers of the Company holding the positions set forth opposite their names, that their signatures as set forth below are true and genuine and that they have been duly authorized by the Board, in accordance with our By-Laws, to execute the trust agreement, tax documents and any related documentation with respect to our trust account(s) with J.P. Morgan.

Name	Title	Signature

IN WITNESS WHEREOF, I have subscribed my name this ________ day of ____________________, 20______.

Secretary

(Affix Seal)

OR

Organization has no Seal

EXHIBIT C	Benefit Payment Services to be Provided by the Trustee

·	Issue monthly annuity and lump sum payments either by check or electronic funds transfer (EFT)

·	Produce and mail advices for all EFT payments (unless otherwise directed)

·	Notify Company regarding all outstanding payments over 90 days

·	Supply monthly reporting through InfoWeb

·	Supply check photocopies

·
In the event of a forged endorsement, make a payment demand for the amount of the item on any honoring bank (and furnish such bank with appropriate documentation for the payment demand). Trustee shall not be required to undertake any recovery litigation.

·	Process levies, wage garnishments and other withholding orders as directed the Company.

·	Notify the Company of any levy or other withholding order received directly and comply with the same, as directed by the Company.

·
As directed by the Company, contest any levy or other withholding order upon the Company’s agreement to indemnify Trustee for its reasonable fees and expenses (including reasonable attorneys’ fees) which it may incur in contesting such levy or other withholding order.

·	Make available semi-annual SAS70 or SSAE16 independent auditor controls report, as applicable

·	Provide electronic access to plan sponsor and participant applications as listed in Schedule 1 to Exhibit E

EXHIBIT D	Information to be Provided for Benefit Payment Services

Information to be Provided by the Company or Plan Committee

·	All payee information and payment direction including:

·	Adds, changes and terminations

·	Stop and reissue requests

·	Photocopy requests

·	Authorized signature cards

·	Completed Security Administrator Form

·	Completed user access application forms, as required

·	Funding is required to the custody account at least five business days prior to the benefit payment date or such other date as is notified to the Company or Plan Committee.

Information to be Provided by Trustee

·	Cut-off times-As set forth in Trustee’s monthly processing calendar

EXHIBIT E	Electronic Access
1.    The Trustee may permit the Company and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). The Trustee may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. The Trustee shall endeavor to give the Company reasonable notice of its termination or suspension of access to the Products, but may do so immediately if the Trustee determines, in its sole discretion, that providing access to the Products would violate applicable law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.
2.    In consideration of the fees paid by the Company or the Trust Fund to The Trustee and subject to any applicable software license addendum in relation to Trustee-owned or sublicensed software provided for a particular application and applicable law, the Trustee grants to the Company a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products (the “Data”) for the Company’s and the Trust Fund’s internal business use only. The Company may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by Company’s Authorized Persons, provided that such use shall be in compliance with the Agreement, including this Exhibit.
3.    The Company acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and the Company hereby expressly assumes such risks. The Company is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other Internet security software) and personnel necessary for the Company to access and use the Products. All such software must be interoperable with the Trustee’s software. Each of the Company and the Trustee shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.
4.    In cases where the Trustee’s web site is unexpectedly down or otherwise unavailable, the Trustee shall, absent a force majeure event, provide other appropriate means for the Company or its Authorized Persons to instruct the Trustee or obtain reports from the Trustee. The Trustee shall not be liable for any Liabilities arising out of the Company’s use of, access to or inability to use the Products via the Trustee’s web site in the absence of the Trustee’s gross negligence or willful misconduct.
5.    Use of the Products may be monitored, tracked, and recorded. In using the Products, the Company hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Trustee shall own all right, title and interest in the data reflecting Company usage of the Products or the Trustee’s web site (including, but not limited to, general usage data and aggregated transaction data). The Trustee may use and sublicense data obtained by it regarding the Company’s use of the Products or the Trustee’s website, as long as the Trustee does not disclose to others that the Company was the source of such data or the details of individual transactions effected using the Products or web site.
6.    The Company shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.
7.    The Company shall promptly and accurately designate in writing to the Trustee the geographic location of its users upon written request. The Company further represents and warrants to the Trustee that the Company shall not access the service from any jurisdiction which the Trustee informs the Company or where the Company has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Company’s behalf, the Company shall obtain from each individual referred to in such document all necessary consents to enable the Trustee to process the data set out therein for the purposes of providing the Products.
8.    The Company will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.    The Company shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Exhibit.

SCHEDULE 1
Scope of Services

The following table shows the markets and types of Class Actions for which J.P. Morgan will provide the Services.

MARKET	SETTLED / NOT SETTLED	INSTRUCTION REQUIRED TO PARTICIPATE
U.S.A.	Settled	N